Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES PARTICIPATION IN SUN TRUST ROBINSON HUMPHREY’S 36TH ANNUAL INSTITUTIONAL CONFERENCE

SUFFERN, NY - APRIL 5, 2007 - Dress Barn, Inc. (NASDAQ - DBRN), announced today that the Company will be presenting at Sun Trust Robinson Humphrey’s 36th Annual Institutional Conference to be held at the Ritz-Carlton, Buckhead in Atlanta, GA on Wednesday, April 11, 2007 at 2:25 p.m. Eastern Time.

The presentation will also be available via live webcast. Interested parties can access the event at www.dressbarn.com via the “Investor Relations” link. The webcast will be available until April 30, 2007.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of March 31, 2007, the Company operated 821 dressbarn stores in 46 states and 573 maurices stores in 41 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 29, 2006 and Form 10-Q for the quarter ended January 27, 2007.

CONTACT:	Dress Barn, Inc.
Investor Relations (845) 369-4600